                                                                    Exhibit 23.3


            Consent of Independent Registered Public Accounting Firm


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 23, 2004 relating to the financial statements and financial statement schedule, which appears in this Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.



/s/  PricewaterhouseCoopers LLP


Portland, Oregon
June 18, 2004